SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2017

PROGREEN US, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-25429	59-3087128
(State or Other Jurisdiction	(Commission	( I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6443 Inkster Road, Suite 170-D, Bloomfield Township, MI	48301
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (248) 973-8851

Former name or former address, if changed since last report

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

Vista Capital Investments LLC Convertible Note

Effective on May 11, 2017, the Company issued a convertible note, in the principal amount of $110,000, bearing interest at the rate of 8% per annum applied as a one-time charge on the Issue Date (the “Convertible Note”) to Vista Capital Investments LLC (the “Holder”) pursuant to a Securities Purchase Agreement dated May 3, 2017. The Convertible Note provides for a $10,000 OID, such that the purchase price for the Convertible Note is $100,000. The Convertible Note provides the Holder the right, at any time after 120 days from the Issue Date of the Convertible Note, to convert the outstanding balance (including accrued and unpaid interest) of such Convertible Note into shares of the Company’s common stock at a price ("Conversion Price") for each share of common stock equal to $0.025. Upon the occurrence of an Event of Default, the Conversion Price shall be redefined to equal 65% of the lowest trade occurring during the twenty-five (25) consecutive Trading Days immediately preceding the applicable Conversion Date on which the Holder elects to convert all or part of this Note, subject to adjustment as provided in this Note. The Convertible Note is payable, along with interest thereon, on November 29, 2017. On the Closing Date, the Company issued to the Holder a five-year common stock purchase warrant to purchase 2,000,000 shares of common stock, at an exercise price of $0.05 per share.

The Company may redeem the Convertible Note as follows: (i) if the redemption is within the first 90 days, then for an amount equal to 105% of the unpaid principal amount of the Convertible Note along with any interest that has accrued during that period; (ii) after the 91st day, but prior to the 120th, then for an amount equal to 110% of the unpaid principal amount of the Convertible Note along with any accrued interest; after the 121st day, but prior to the 150th, then for an amount equal to 115% of the unpaid principal amount of the Convertible Note along with any accrued interest; and after the 151st day, then for an amount equal to 120% of the unpaid principal amount of the Convertible Note along with any accrued interest.

The Convertible Note provides for customary events of default such as failing to timely make payments under the Convertible Note when due, unsatisfied judgments against the Company, failure to issue conversion shares in a timely manner and failure of the Company to file annual and quarterly reports with the Securities and Exchange Commission. Upon the occurrence of an event of default, as described in the Convertible Note, without the need for any party to give any notice or take any other action, the Outstanding Balance immediately and automatically increases to 135% of the Outstanding Balance immediately prior to the occurrence of the Event of Default (the “Default Sum”). Upon the occurrence of any Event of Default, the Note becomes immediately due and payable and the Company is required to pay to the Holder, in full satisfaction of its obligations under the Convertible Note, an amount equal to the Outstanding Balance, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

Convertible Promissory Note Issued May 15, 2017

Effective on May 15, 2017, the Company entered into a Securities Purchase Agreement with Power Up Lending Group Ltd. (“Lender”), pursuant to which the Company sold the Lender a convertible note in the amount of $46,500, bearing interest at the rate of 12% per annum (the “Convertible Note”). The Convertible Note provides the Lender the right, at any time after 180 days from the Issue Date of the Convertible Note, to convert the outstanding balance (including accrued and unpaid interest) of such Convertible Note into shares of the Company’s common stock at the Conversion Price equal to 58% multiplied by the Market Price, defined as the average of the lowest two (2) Trading Prices for the common stock during the fifteen (15) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. The Convertible Note is payable, along with interest thereon on February 15, 2018. In the event that any principal or interest is not timely paid, such amount accrues interest at 22% per annum until paid in full.

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The Company may repay the Convertible Note (prior to conversion), at 120% of such note (and accrued and unpaid interest thereon) if the note is repaid during the period beginning on the Issue Date and ending 150 days following the Issue Date; and 125% of such note (and accrued and unpaid interest thereon) if such note is repaid during the period beginning on the date that is 151 days from the Issue Date and ending 180 days following the Issue Date. After 180 days have elapsed from the Issue Date the Company has no right to prepay the Convertible Note.

The Note provides for customary events of default such as failing to timely make payments under the Note when due, unsatisfied judgments against the Company, failure to issue conversion shares in a timely manner and failure of the Company to file annual and quarterly reports with the Securities and Exchange Commission. Upon the occurrence of an event of default, as described in the Convertible Note, the Note shall become immediately due and payable and the Company is required to pay to the Lender, in full satisfaction of its obligations hereunder, an amount equal to the greater of (i) 150% times the sum of (w) the then outstanding principal amount of the Note plus (x) accrued and unpaid interest on the unpaid principal amount of the Note to the date of payment (the “Mandatory Prepayment Date”) plus (y) Default Interest, if any, (the “Default Sum”) or (ii) the “parity value” of the Default Sum to be prepaid, where parity value means (a) the highest number of shares of common stock issuable upon conversion of or otherwise pursuant to such Default Sum, treating the Trading Day immediately preceding the Mandatory Prepayment Date as the “Conversion Date” for purposes of determining the lowest applicable Conversion Price, unless the Default Event arises as a result of a breach in respect of a specific Conversion Date in which case such Conversion Date shall be the Conversion Date), multiplied by (b) the highest Closing Price for the common stock during the period beginning on the date of first occurrence of the Event of Default and ending one day prior to the Mandatory Prepayment Date (the “Default Amount”), and the Lender shall be entitled to exercise all other rights and remedies available at law or in equity.  If the Company fails to pay the Default Amount within five (5) business days of written notice that such amount is due and payable, then the Lender shall have the right at any time, to require the Company, upon written notice, to immediately issue, in lieu of the Default Amount, the number of shares of common stock of the Company equal to the Default Amount divided by the Conversion Price then in effect.

Convertible Promissory Note Issued May 16, 2017

Effective on May 16, 2017, the Company issued a convertible note, in the principal amount of $113,000, bearing interest at the rate of 12% per annum (the “Convertible Note”) to JSJ Investments Inc. (the “Holder”). The Convertible Note provides for a $7,000 OID, such that the purchase price for the Convertible Note is $106,000. The Convertible Note provides the Holder the right, at any time after 180 days from the Issue Date of the Convertible Note, to convert the outstanding balance (including accrued and unpaid interest) of such Convertible Note into shares of the Company’s common stock at a price ("Conversion Price") for each share of common stock equal to a 52% discount to the lowest trading price during the previous fifteen (15) trading days to the date of a Conversion Notice. The Maturity Date of the Convertible Note is February 10, 2018.

The Company may pay the Convertible Note in full, together with any and all accrued and unpaid interest, plus any applicable pre-payment premium at any time on or prior to the date which occurs 180 days after the Issuance Date hereof (the “Prepayment Date”). In the event the Convertible Note is not prepaid in full on or before the Prepayment Date, it shall be deemed a “Pre-Payment Default” hereunder. Until the Ninetieth (90th) day after the Issuance Date the Company may pay the principal at a cash redemption premium of 120%, in addition to outstanding interest, without the Holder’s consent; from the 91st day to the Prepayment Date, the Company may pay the principal at a cash redemption premium of 125%, in addition to outstanding interest, without the Holder’s consent. After the Prepayment Date up to the Maturity Date the Convertible Note shall have a cash redemption premium of 135% of the then outstanding principal amount of the Note, plus accrued interest and Default Interest, if any, which may only be paid by the Company upon Holder’s prior written consent.

The Convertible Note provides for customary events of default such as failing to timely make payments under the Convertible Note when due, bankruptcy, failure to issue conversion shares in a timely manner and failure of the Company to file annual and quarterly reports with the Securities and Exchange Commission. If an Event of Default occurs, the Holder may in its sole discretion determine to request immediate repayment of all or any portion of the Convertible Note that remains outstanding; at such time the Company will be required to pay the Holder the Default Amount (defined herein) in cash. The “Default Amount” is defined as: the product of (A) the then outstanding principal amount of the Convertible Note, plus accrued Interest and Default Interest, divided by (B) the Conversion Price as determined on the Issuance Date, multiplied by (C) the highest price at which the Common Stock traded at any time between the Issuance Date and the date of the Event of Default. If the Company fails to pay the Default Amount within five (5) Business Days of written notice that such amount is due and payable, then Holder shall have the right at any time, so long as the Company remains in default (and so long and to the extent there are a sufficient number of authorized but unissued shares), to require the Company, upon written notice, to immediately issue, in lieu of the Default Amount, the number of shares of Common Stock of the Company equal to the Default Amount divided by the Conversion Price then in effect.

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The foregoing descriptions of the SECURITY PURCHASE AGREEMENT, Convertible NoteS AND COMMON STOCK PURCHASE WARRANT do not purport to be complete and are qualified in their entirety by reference to the FORMS OF SECURITY PURCHASE AGREEMENT, Convertible NoteS and warrant, which are filed as Exhibits 10.48 TO 10.52 to this Current Report on Form 8-K and are incorporated herein by reference. DEFINED TERMS USED IN THE DESCRIPTIONS of the convertible Notes and other financing documents IN THIS CURRENT REPORT SHALL HAVE THE MEANINGS PROVIDED IN THE RESPECTIVE SECURITIES PURCHASE AGREEMENT, CONVERTIBLE NOTES AND WARRANT, UNLESS SPECIFICALLY DEFINED ABOVE IN THIS REPORT.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.02. Unregistered Sale of Equity Securities.

The following table sets forth the sales of unregistered securities since the Company’s last report filed under this item.

Date	Title and Amount(1)	Purchaser	Principal Underwriter	Total Offering Price/ Underwriting Discounts
May 11, 2017	Convertible Promissory Note, in the principal amount of $110,000, issued to Vista Capital Investments LLC	Private Investor	NA	$110,000	/NA

May 15, 2017	Convertible Promissory Note in the principal amount of $46,500, issued to Power Up Lending Group Ltd.	Private Investor	NA	$46,500	/NA

May 16, 2017	Convertible Promissory Note in the principal amount of $113,000, issued to JSJ Investments Inc.	Private Investor.	NA	$113,000	/NA

(1)        The issuances to lenders and investors are viewed by the Company as exempt from registration under the Securities Act of 1933, as amended (“Securities Act”), alternatively, as transactions either not involving any public offering, or as exempt under the provisions of Regulation D promulgated by the SEC under the Securities Act.

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Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit
10.48	Convertible Note dated May 11, 2017, issued to Vista Capital Investments LLC.

10.49	Common Stock Purchase Warrant issued to Vista Capital Investments, LLC.

10.50	Convertible Promissory Note issued May 15, 2017 to Power Up Lending Group Ltd.

10.51	Securities Purchase Agreement, dated May 15, 2017, between the Company and Power Up Lending Group Ltd.

10.52	Convertible Promissory Note issued May 16, 2015 to JSJ Investments Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGREEN US, INC.

Dated: May 17, 2017	By:	/s/ Jan Telander
Jan Telander, Chief Executive Officer

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